Exhibit 99.2

STATEMENT UNDER OATH OF PRINCIPAL FINANCIAL OFFICER REGARDING FACTS AND CIRCUMSTANCES RELATING TO EXCHANGE ACT FILINGS

 I, Ted R. French, state and attest that:

  To the best of my knowledge, based upon a review of the covered reports of Textron Inc., and, except as corrected or supplemented in a subsequent covered report:
  no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

  no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

  I have reviewed the contents of this statement with the Company's audit committee.

  In this statement under oath, each of the following if filed on or before the date of this statement, is a "covered report":

  Annual Report on Form 10-K of Textron Inc. for the period ended December 29, 2001 all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Textron Inc. filed with the Commission subsequent to the filing of the Form 10-K identified above; and

  any amendments to the foregoing.

/s/ Ted R. French	Subscribed and sworn to before
Ted R. French	me on the 24th day of July 2002
Executive Vice President and Chief Financial Officer

Date: 7/24/02	/s/ Sheila W. Coleman Notary Public
Sheila W. Coleman
Notary Public, District of Columbia
My Commission Expires 01-14-2006